Exhibit 99.1

Intercontinental Exchange reports solid third quarter earnings growth

•	$1.1B revenues, less transaction-based expenses in the third quarter of 2016
•	GAAP Third Quarter 2016 diluted EPS of $2.86, +4% year-over-year
•	Adjusted Third Quarter 2016 diluted EPS of $3.21, +10% year-over-year

ATLANTA & NEW YORK, November 1, 2016 - Intercontinental Exchange (NYSE: ICE), the leading global network of exchanges and clearing houses and provider of global data and listing services, today reported financial results for the third quarter of 2016. For the quarter ended September 30, 2016, consolidated net income attributable to ICE was $344 million on $1.1 billion of consolidated revenues less transaction-based expenses. On a GAAP basis, diluted earnings per share (EPS) in the third quarter were $2.86. On an adjusted basis, net income was $385 million and diluted EPS were $3.21. Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on adjusted net income and adjusted diluted EPS.

"In 2016, we’ve grown revenue, margins and earnings while investing in our long term growth," said ICE Chairman and CEO Jeffrey C. Sprecher. "Our double digit earnings growth year to date is driven by serving the rising demand for risk management, data and for capital efficient solutions in the US, Europe and Asia as markets evolve, driven by regulation, automation and innovation."

Scott A. Hill, ICE CFO, said: “We generated $1.5 billion of operating cash flows through September, which enabled us to reduce our debt by $1 billion while growing our dividend compared to 2015, and we resumed our share repurchases in October of 2016. Our strategic approach to investing, ability to consistently generate operating efficiencies and disciplined allocation of capital has allowed us to generate growth in earnings and cash, diversify our business model, and deliver solid returns to our investors."

Third Quarter 2016 GAAP Results

Third quarter 2016 consolidated revenues, less transaction-based expenses, were $1.1 billion, including $261 million in revenues from Interactive Data and Trayport.

Trading and clearing segment revenues were $483 million, with trading and clearing revenues, less transaction-based expenses, of $439 million in the third quarter 2016, down 5% compared to the prior third quarter. Other revenue was $44 million.

Data and listings segment revenues were $595 million, including data services revenues of $489 million and record listings revenues of $106 million, which grew 5% compared to the prior third quarter.

Consolidated operating expenses were $604 million for the third quarter of 2016, including $33 million related to the impairment of an intangible asset for Creditex customer relationships, $7 million in Interactive Data transaction and integration expenses, and $4 million related to employee severance costs resulting from the closure of the creditex U.K. brokerage operation. Consolidated operating income for the third quarter was $474 million and operating margin was 44%. The effective tax rate for the third quarter was 21%, and was impacted by a deferred tax benefit associated with the recently approved U.K. income tax rate reduction.

Consolidated cash flows from operations were $1.5 billion for the first nine months of 2016, up 69% compared to the prior nine months. Operational capital expenditures through September were $112 million and capitalized software development costs totaled $88 million.

Unrestricted cash was $458 million and outstanding debt was $6.3 billion as of September 30, 2016.

Financial Guidance

	GAAP	Non-GAAP
2016 Data Services Revenue	+125-126% y/y	+6-7% y/y on a pro forma basis(1)
2016 Operating Expenses	$2.27-$2.30 billion(2)	$1.94-$1.97 billion(2)
4Q16 Operating Expenses	$580-$590 million(3)	$500-$505 million(3)
2016 Expense Synergies	~$115 million
2016 Weighted Average Shares Outstanding	118 - 121 million shares (or 590-605 million shares reflected for the announced 5-for-1 stock split) for 4Q16 and 2016

(1) 2015 pro forma data services revenues include $973 million in additional data services revenues for Interactive Data and Trayport for 2015 as if we acquired them at the beginning of 2015.

(2) 2016 Non-GAAP operating expenses exclude $335 million in amortization of acquisition-related intangibles and Creditex customer relationship intangible impairment, $4 million in employee severance costs related to the closure of Creditex UK brokerage operations, and $31 million in acquisition-related transaction and integration costs for the full year 2016. The GAAP forecast does not reflect an estimate of acquisition-related transaction and integration costs for the fourth quarter of 2016.

(3) 4Q16 Non-GAAP operating expense excludes $72 million in amortization of acquisition-related intangibles for the fourth quarter of 2016. The GAAP forecast does not reflect an estimate of acquisition-related transaction and integration costs for the fourth quarter of 2016.

Earnings Conference Call Information

ICE will hold a conference call today, November 1, at 8:30 a.m. ET to review its third quarter 2016 financial results. A live audio webcast of the earnings call will be available on the company's website at www.theice.com in the investor relations section. Participants may also listen via telephone by dialing 888-317-6003 from the United States, 866-284-3684 from Canada or 412-317-6061 from outside of the United States and Canada. Telephone participants are required to provide the participant entry number 1687416 and are recommended to call 10 minutes prior to the start of the call. The call will be archived on the company's website for replay.

The conference call for the fourth quarter and full year earnings has been scheduled for February 7, 2017 at 8:30 a.m. ET. Please refer to the Investor Relations website at www.ir.theice.com for additional information.

Historical futures, options and cash ADV, rate per contract, open interest data and CDS cleared information can be found at: http://ir.theice.com/investors-and-media/supplemental-volume-info/default.aspx

Consolidated Statements of Income

(In millions, except per share amounts) (Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Transaction and clearing, net	$2,566	$2,414	$777	$831
Data services	1,463	614	489	209
Listings	314	303	106	101
Other revenues	131	132	44	46
Total revenues	4,474	3,463	1,416	1,187
Transaction-based expenses:
Section 31 fees	290	263	94	92
Cash liquidity payments, routing and clearing	823	737	244	279
Total revenues, less transaction-based expenses	3,361	2,463	1,078	816
Operating expenses:
Compensation and benefits	708	445	236	150
Technology and communication	277	147	93	49
Professional services	101	102	32	37
Rent and occupancy	52	45	17	14
Acquisition-related transaction and integration costs	61	34	14	8
Selling, general and administrative	83	82	31	24
Depreciation and amortization	470	276	181	94
Total operating expenses	1,752	1,131	604	376
Operating income	1,609	1,332	474	440
Other income (expense):
Interest expense	(134)	(67)	(44)	(21)
Other income (expense), net	24	(3)	13	4
Other expense, net	(110)	(70)	(31)	(17)
Income before income tax expense	1,499	1,262	443	423
Income tax expense	409	340	93	113
Net income	1,090	922	350	310
Net income attributable to non-controlling interest	(20)	(18)	(6)	(4)
Net income attributable to Intercontinental Exchange, Inc.	$1,070	$904	$344	$306

Earnings per share attributable to Intercontinental Exchange, Inc. common shareholders:
Basic	$8.99	$8.13	$2.88	$2.77
Diluted	$8.93	$8.10	$2.86	$2.76
Weighted average common shares outstanding:
Basic	119	111	119	110
Diluted	120	112	120	111
Dividend per share	$2.55	$2.15	$0.85	$0.75

Consolidated Balance Sheets

(In millions)

(Unaudited)

	As of	As of
	September 30, 2016	December 31, 2015
Assets:
Current assets:
Cash and cash equivalents	$458	$627
Short-term investments	24	29
Short-term restricted cash and investments	629	657
Customer accounts receivable, net	789	700
Margin deposits and guaranty funds	49,832	51,169
Prepaid expenses and other current assets	112	131
Total current assets	51,844	53,313
Property and equipment, net	1,080	1,037
Other non-current assets:
Goodwill	12,009	12,079
Other intangible assets, net	10,359	10,758
Long-term restricted cash and investments	262	263
Long-term investments	416	299
Other non-current assets	326	238
Total other non-current assets	23,372	23,637
Total assets	$76,296	$77,987

Liabilities and Equity:
Current liabilities:
Accounts payable and accrued liabilities	$383	$398
Section 31 fees payable	33	116
Accrued salaries and benefits	182	215
Deferred revenue	217	98
Short-term debt	1,585	2,591
Margin deposits and guaranty funds	49,832	51,169
Other current liabilities	122	156
Total current liabilities	52,354	54,743
Non-current liabilities:
Non-current deferred tax liability, net	2,841	2,837
Long-term debt	4,720	4,717
Accrued employee benefits	454	478
Other non-current liabilities	349	337
Total non-current liabilities	8,364	8,369
Total liabilities	60,718	63,112
Redeemable non-controlling interest	34	35
Equity:
Intercontinental Exchange, Inc. shareholders’ equity:
Preferred stock	—	—
Common stock	1	1
Treasury stock, at cost	(1,499)	(1,448)
Additional paid-in capital	12,415	12,295
Retained earnings	4,911	4,148
Accumulated other comprehensive loss	(316)	(188)
Total Intercontinental Exchange, Inc. shareholders’ equity	15,512	14,808
Non-controlling interest in consolidated subsidiaries	32	32
Total equity	15,544	14,840
Total liabilities and equity	$76,296	$77,987

Non-GAAP Financial Measures and Reconciliation

We use non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our GAAP results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results because the items described below as adjustments to GAAP are not reflective of our core business performance. These financial measures are not in accordance with, or an alternative to, GAAP financial measures and may be different from non-GAAP measures used by other companies. We use these adjusted results because we believe they more clearly highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our core operating performance. We strongly recommend that investors review the GAAP financial measures included in our Quarterly Report on Form 10-Q, including our consolidated financial statements and the notes thereto.

Adjusted net income attributable to ICE common shareholders and adjusted earnings per share for the periods presented below are calculated by adding or subtracting the adjustments described below, which are not reflective of our cash operations and core business performance, and their related income tax effect and other tax adjustments (in millions, except for per share amounts):

	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015
Net income attributable to ICE	$344	$306
Add: NYSE and Interactive Data transaction and integration costs	7	6
Add: Employee severance costs related to Creditex U.K. brokerage operations	4	—
Add: Creditex customer relationship intangible asset impairment	33	—
Add: Amortization of acquisition-related intangibles	76	33
Less: Litigation settlements and accrual, net of insurance proceeds	—	(4)
Less: Income tax effect for the items above	(45)	(18)
Less: Other tax adjustments	(34)	—
Adjusted net income attributable to ICE	$385	$323

Basic earnings per share attributable to ICE	$2.88	$2.77
Diluted earnings per share attributable to ICE	$2.86	$2.76

Adjusted basic earnings per share attributable to ICE	$3.23	$2.93
Adjusted diluted earnings per share attributable to ICE	$3.21	$2.91

About Intercontinental Exchange

Intercontinental Exchange (NYSE: ICE) operates the leading network of regulated exchanges and clearing houses. ICE’s futures exchanges and clearing houses serve global commodity and financial markets, providing risk management and capital efficiency. The New York Stock Exchange is the world leader in capital raising and equities trading.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at www.intercontinentalexchange.com/terms-of-use.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in Intercontinental Exchange, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on February 4, 2016. We caution you not to place undo reliance on these forward looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SOURCE: Intercontinental Exchange

ICE-CORP

Investor & Media Contact:

Kelly Loeffler, SVP Investor Relations & Corp. Communications

+1 770 857 4726

kelly.loeffler@theice.com